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Exhibit (a)(1)(g)
Form of Stock Option Exchange Program Calculator

WIND RIVER SYSTEMS, INC.
STOCK OPTION EXCHANGE CALCULATOR

        This Calculator is being provided to assist you in running "what if" scenarios to determine how the Stock Option Exchange Program would affect you under various user-defined anticipated future market prices of Wind River common stock. This Calculator tells you the potential pre-tax gain you would realize on your existing option shares and the option shares you would receive if you chose to participate in the Stock Option Exchange Program, assuming all option shares were fully vested. Wind River is not making any recommendation as to whether you should accept the offer to exchange your options. You must make your own decision as to whether or not to accept the offer. This document, the Offer to Exchange and the Tender Offer Statement on Schedule TO that we filed with the SEC contain important information about the offer. You should carefully read all of these materials, consult your tax and financial advisors, and understand the risks before making any decision about whether to participate in the offer.

    Instructions

      Read tab labeled "Instructions & Definitions" or the Additional Information section below for detailed information about the Calculator

      Enter data in cells shaded yellow below

    Assumptions

$3.57	Wind River common stock price as of 3/20/03 (provided for reference purposes—not part of calculation)
$ —	Exercise price at which you estimate new options will be granted (at least six months and a day following the cancellation)
$ —	Future estimated Wind River common stock value when you expect to exercise your options
—	Annual growth rate required over the 5-year option term to deliver your estimated exercise price

    Grant Data

	Grant Date	Exercise Price	Option Shares Currently Outstanding	Option Shares Eligible to be Cancelled	Cancel: Grant Exchange Ratio	New Option Shares to be Granted	Potential Pre-tax Gain at $0 Exercise Price If You Choose Not to Participate	Potential Pre-tax Gain at $0 Exercise Price If You Choose to Participate
Grant 1
Grant 2
Grant 3
Grant 4
Grant 5
Grant 6
Grant 7
Grant 8
Grant 9
Grant 10
Grant 11
Grant 12
Grant 13
Grant 14

Totals			—	—		—	$—	$—

NOTE: If you choose to participate, grants made on dates shown in RED must be included.

Additional Information

    Detailed Instructions

1	Refer to the Assumptions section of the Calculator. In the yellow shaded area, enter an estimated exercise price for your new stock options to be granted at least six months and one day from the date of cancellation.
2	In the yellow shaded area, enter your future estimated value of Wind River common stock at the time you expect to exercise your options.
3
Gather your current outstanding option information by referring to your Personnel Option Status report provided to you by Wind River or your option grant history on the E*Trade Optionslink website at www.optionslink.com. Enter your personal outstanding stock option data in the yellow shaded fields of the Grant Data section of the Calculator. Enter complete data for only one grant per line; you may not enter partial grant data. Refer to the Definitions section for an explanation of data fields. Grant Date field should be entered numerically in MM/DD/YY format.
4
The Calculator will automatically determine which of your outstanding options are eligible for exchange and how many new options you would receive in exchange for options you voluntarily cancel. Potential pre-tax gain scenarios are automatically calculated for each grant based on the assumptions you provided and assuming all of your outstanding options are vested at the time of exercise.

    Definitions

  Grant Date

    Date on which your original option was granted.

  Exercise Price

    The exercise price of your option, also referred to as the "grant" price or "strike" price—the price at which you may purchase the shares of Wind River common stock.

  Option Shares Currently Outstanding

    The number of shares of common stock specified in your option grant that you have not exercised (you must enter all the outstanding shares in that grant; do not enter only a portion of a grant).

  Option Shares Eligible to be Cancelled

    All eligible option shares that you tender for exchange will be cancelled.

  Cancel: Grant Exchange Ratio

    The number of option shares cancelled for each new option share granted; only options with an exercise price of $11.00 or greater are eligible for exchange. In addition, you must tender all options granted on or after September 21, 2002, regardless of the exercise price, as a condition to your participation in the offer.

  New Option Shares to be Granted

    The number of new option shares that will be granted in exchange for cancelled options at least 6 months and one day from the cancellation date; calculated based on the exchange ratio and rounded up to the nearest whole share.

WIND RIVER SYSTEMS, INC.
STOCK OPTION EXCHANGE CALCULATOR

        This Calculator is being provided to assist you in running "what if" scenarios to determine how the Stock Option Exchange Program would affect you under various user-defined anticipated future market prices of Wind River common stock. This Calculator tells you the potential pre-tax gain you would realize on your existing option shares and the option shares you would receive if you chose to participate in the Stock Option Exchange Program, assuming all option shares were fully vested. Wind River is not making any recommendation as to whether you should accept the offer to exchange your options. You must make your own decision as to whether or not to accept the offer. This document, the Offer to Exchange and the Tender Offer Statement on Schedule TO that we filed with the SEC contain important information about the offer. You should carefully read all of these materials, consult your tax and financial advisors, and understand the risks before making any decision about whether to participate in the offer.

INSTRUCTIONS

1	Refer to Assumptions section of Calculator. In the yellow shaded area, enter an estimated exercise price for your new stock options to be granted at least six months and one day from the date of cancellation.
2	In the yellow shaded area, enter your future estimated value of Wind River common stock at the time you expect to exercise your options.
3	Gather your current outstanding option information by referring to your Personnel Option Status report provided to you by Wind River or your option grant history on the E*Trade Optionslink website at www.optionslink.com. Enter your personal outstanding stock option data in the yellow shaded fields of the Grant Data section of the Calculator. Enter complete data for only one grant per line; you may not enter partial grant data. Refer to the Definitions section for an explanation of data fields. Grant Date field should be entered numerically in MM/DD/YY format.
4	The Calculator will automatically determine which of your outstanding options are eligible for exchange and how many new options you would receive in exchange for options you voluntarily cancel. Potential pre-tax gain scenarios are automatically calculated for each grant based on the assumptions you provided and assuming all of your outstanding options are vested at the time of exercise.

DEFINITIONS

Grant Date	Date on which your existing option was granted.
Exercise Price	The exercise price of your option, also referred to as the "grant" price or "strike" price—the price at which you may purchase the shares of Wind River common stock.
Option Shares Currently Outstanding	The number of shares of common stock specified in your option grant that you have not exercised (you must enter all the outstanding shares in that grant; do not enter only a portion of a grant).
Option Shares Eligible to be Cancelled	All eligible option shares that you tender for exchange will be cancelled.
Cancel: Grant Exchange Ratio
The number of option shares cancelled for each new option share granted; only options with an exercise price of $11.00 or greater are eligible for exchange. In addition, you must tender all options granted on or after September 21, 2002, regardless of exercise price, as a condition to your participation in the offer.
New Option Shares to be Granted
The number of new option shares that will be granted in exchange for cancelled options at least 6 months and one day from the cancellation date; calculated based on the exchange ratio and rounded up to the nearest whole share.

QuickLinks

  Exhibit (a)(1)(g) Form of Stock Option Exchange Program Calculator